UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2009

R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Winstead Drive, Cary NC	Registrant’s telephone number,	27513
(Address of principal	including area code:	(Zip Code)
executive offices)	(919) 297-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 13, 2009, R.H. Donnelley, Inc. (“RHDI”), a wholly owned subsidiary of R.H. Donnelley Corporation (the “Company”), sent a notice to the administrative agent requesting a borrowing of $174 million, representing the total unused amount under its existing $175 million revolving credit facility (the “RHDI Revolving Credit Facility”) contemplated by the Credit Agreement, dated as of December 13, 2005 (as amended, supplemented or otherwise modified from time to time, the “RHDI Credit Agreement”) among the Company, RHDI, as borrower, the several banks and other financial institutions or entities from time to time parties thereto, Deutsche Bank Trust Company Americas, as administrative agent, and the other agents parties thereto. The borrowing under the RHDI Revolving Credit Facility will bear interest from February 17, 2009 initially at a variable rate per annum equal to the applicable base rate plus 2.50%. Borrowings under the RHDI Revolving Credit Facility are pre-payable at any time prior to maturity without penalty.
On February 13, 2009, Dex Media East LLC (“Dex Media East”), an indirect wholly owned subsidiary of the Company, sent a notice to the administrative agent requesting a borrowing of $97 million, representing the total unused amount under its existing $100 million revolving credit facility (the “Dex Media East Revolving Credit Facility”) contemplated by the Credit Agreement, dated as of October 24, 2007 (the “Dex Media East Credit Agreement”) among Dex Media East, as borrower, Dex Media East, Inc., Dex Media, Inc., JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the several banks and other financial institutions or entities from time to time party thereto. The borrowing under the Dex Media East Revolving Credit Facility will bear interest from February 17, 2009 initially at a variable rate per annum equal to the applicable base rate plus 0.75%. Borrowings under the Dex Media East Revolving Credit Facility are pre-payable at any time prior to maturity without penalty.
On February 13, 2009, Dex Media West LLC (“Dex Media West”), an indirect wholly owned subsidiary of the Company, sent a notice to the administrative agent requesting a borrowing of the entire amount under its existing $90 million revolving credit facility (the “Dex Media West Revolving Credit Facility”) contemplated by the Credit Agreement, dated as of June 6, 2008 (the “Dex Media West Credit Agreement”) among Dex Media West, as borrower, Dex Media West, Inc., Dex Media, Inc., JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the several banks and other financial institutions or entities from time to time party thereto. The borrowing under the Dex Media West Revolving Credit Facility will bear interest from February 17, 2009 initially at a variable rate per annum equal to the applicable base rate plus 2.75%. Borrowings under the Dex Media West Revolving Credit Facility are pre-payable at any time prior to maturity without penalty.
The Company is making the borrowings under the various revolving credit facilities to preserve its financial flexibility in light of the continuing uncertainty in the global credit markets.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation

	By:	/s/ Mark W. Hianik

	Name:	Mark W. Hianik
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: February 13, 2009